Exhibit 99.1

Zosano Pharma Reports Fourth Quarter and Fiscal Year 2021 Financial Results

FREMONT, Calif., March 17, 2022 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the fourth quarter and year ended December 31, 2021, as well as business updates.

“We are in discussions with the FDA to determine if there is a viable option to pursue approval of M207 using the currently available clinical data. In addition, we are actively evaluating financial and strategic alternatives in collaboration with external advisors, with a goal of maximizing value,” said Steven Lo, president and chief executive officer of Zosano. “We believe our proprietary transdermal microneedle patch technology offers potential therapeutic and practical benefits to patients.”
Select Recent Business Updates
•Raised approximately $15.4 million in gross proceeds before deducting underwriting discounts, commissions and offering expenses in a February 2022 financing
•Communicating with FDA to evaluate next steps following their letter indicating the resubmitted M207 New Drug Application did not constitute a complete response to deficiencies identified by the FDA’s Complete Response Letter
•Reduced workforce by approximately 31%
•Renegotiated lease terms with Trinity Capital
•Published clinical data demonstrating comparable immunogenicity of a trivalent influenza vaccine formulated on the company’s transdermal microneedle system versus an intramuscular injection of the vaccine at a higher dose

Financial Results for the Fourth Quarter Ended December 31, 2021
Zosano reported a net loss for the fourth quarter of 2021 of $7.0 million, or $0.06 per share on a basic and diluted basis, compared with a net loss of $8.1 million, or $0.08 per share on a basic and diluted basis, for the same quarter in 2020.

Research and development expenses for the fourth quarter were $4.7 million, compared with $5.4 million for the same quarter in 2020. The decrease of $0.7 million was primarily due to a reduction in material purchases.

General and administrative expenses for the fourth quarter of 2021 were $2.3 million compared with $2.6 million in 2020. The decrease of $0.3 million was primarily due to a decrease in professional service fees and employee expenses.

As of December 31, 2021, cash and cash equivalents were $11.0 million, compared with $35.3 million as of December 31, 2020.

Financial Results for the Fiscal Year Ended December 31, 2021
Zosano reported a net loss for the full year 2021 of $29.9 million, or $0.27 per share on a basic and diluted basis, compared with a net loss of $33.4 million, or $0.49 per share on a basic and diluted basis, for the full year 2020.

Research and development expenses for the full year 2021 were $21.0 million, compared with $21.6 million in 2020. The decrease of $0.6 million was primarily due to lower employee expenses and material purchases, partially offset by higher clinical trial costs and increased depreciation.

General and administrative expenses for the full year 2021 were $10.5 million, compared with $11.2 million in 2020. The decrease of $0.7 million was primarily due to reduced market research activities and other professional service fees.

About Zosano Pharma
Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s transdermal microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is M207, which is a proprietary formulation of zolmitriptan designed to be delivered via its transdermal microneedle system technology, as an acute treatment for migraine. Learn more at www.zosanopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding discussions with the FDA, evaluation of financial and strategic alternatives to maximize value, the benefits and potential uses of the company’s transdermal microneedle system, the potential benefits and availability of M207 for patients and other future events and expectations described in this press release. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “scheduled,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the company’s ability to obtain additional cash resources to continue operations, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading “Risk Factors” in the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:
Christine Matthews
Chief Financial Officer
510-745-1200

Zosano PR:
Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Service revenue	$87	$224	$785	$224
Operating expenses:
Cost of service revenue	92	171	796	171
Research and development	4,659	5,352	20,974	21,622
General and administrative	2,253	2,637	10,547	11,189
Total operating expenses	7,004	8,160	32,317	32,982
Loss from operations	(6,917)	(7,936)	(31,532)	(32,758)
Other income (expense):
Interest income	1	1	3	18
Interest expense	(53)	(158)	(189)	(719)
Other income (expense), net	(2)	(5)	1,793	90
Loss before provision for income taxes	(6,971)	(8,098)	(29,925)	(33,369)
Provision for income taxes	—	—	—	—
Net loss	$(6,971)	$(8,098)	$(29,925)	$(33,369)

Net loss per common share – basic and diluted	$(0.06)	$(0.08)	$(0.27)	$(0.49)
Weighted-average common shares used in computing net loss per common share – basic and diluted	118,991	102,066	112,064	67,907

ZOSANO PHARMA CORPORATION
BALANCE SHEETS
(in thousands, except par value and share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$11,043	$35,263
Accounts receivable	146	—
Prepaid expenses and other current assets	420	453
Total current assets	11,609	35,716
Restricted cash	455	455
Property and equipment, net	32,557	30,909
Operating lease right-of-use assets	3,769	4,928
Other long-term assets	—	3
Total assets	$48,390	$72,011
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,120	$1,884
Accrued compensation	1,767	2,294
Build-to-suit obligation, current portion, net of debt issuance costs and discount	3,822	4,779
Operating lease liabilities, current portion	1,606	1,378
Paycheck Protection Program loan, current portion	—	809
Other accrued liabilities	1,818	3,367
Total current liabilities	11,133	14,511
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	970	4,359
Operating lease liabilities, long-term portion	3,081	4,687
Paycheck Protection Program loan, long-term portion	—	812
Other long-term liabilities	231	127
Total liabilities	15,415	24,496

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of December 31, 2021 and 2020	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized as of December 31, 2021 and 2020; 120,205,813 and 102,066,218 shares issued and outstanding as of December 31, 2021 and 2020, respectively	12	10
Additional paid-in capital	395,078	379,695
Accumulated deficit	(362,115)	(332,190)
Total stockholders’ equity	32,975	47,515
Total liabilities and stockholders’ equity	$48,390	$72,011